                                                                    Exhibit 4.17


                              DECLARATION OF TRUST
                                       OF
                               BANK ONE CAPITAL VI

         THIS DECLARATION OF TRUST OF BANK ONE CAPITAL VI is dated as of September 27, 2000 (this "Declaration of Trust"), by and among BANK ONE CORPORATION, a Delaware corporation, as sponsor (the "Sponsor"), The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Institutional Trustee"), Chase Manhattan Bank USA, National Association, a national bank with its principal place of business in the State of Delaware, as trustee (the "Delaware Trustee"), and Harry H. Hallowell, Laurence Goldman and M. Eileen Kennedy, as trustees (the "Regular Trustees") (collectively with the Institutional Trustee and the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "BANK ONE Capital VI" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. SS 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in such form as the Trustees may approve.

         3. An amended and restated Declaration of Trust satisfactory to each party to it and substantially in the form to be included as an exhibit to the Registration Statement (the "1933 Act Registration Statement") referred to below, or in such other form as the parties thereto may approve, will be entered into to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities of the Trust and common securities of the Trust referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Sponsor, as the sponsor of the Trust, or any Regular Trustee, acting individually or collectively, is hereby authorized (i) to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the preferred securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the preferred securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the preferred securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or other exchange, and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred securities of the Trust to be listed on the New York Stock Exchange or such other exchange;
(iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the preferred securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, or any Regular Trustee, acting individually or collectively, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust an underwriting agreement with the Sponsor and the underwriter or underwriters of the preferred securities of the Trust. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of trustees of the Trust initially shall be five and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

         7. The Sponsor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration of Trust, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

         8. The Trust may be dissolved and terminated before the issuance of the preferred securities of the Trust at the election of the Sponsor.

         9. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                        BANK ONE CORPORATION, as sponsor



                                        By:  /s/  M. Eileen Kennedy
                                            -------------------------------
                                            Name: M. Eileen Kennedy
                                            Title: Treasurer


                                        THE CHASE MANHATTAN BANK, as trustee



                                        By:  /s/  Patricia Kelly
                                            -------------------------------
                                            Name: Patricia Kelly
                                            Title: Vice President


                                        CHASE MANHATTAN BANK USA, NATIONAL
                                        ASSOCIATION, as trustee


                                        By:  /s/  John J. Cashin
                                            -------------------------------
                                            Name: John J. Cashin
                                            Title: Vice President


                                        HARRY H. HALLOWELL, as trustee

                                             /s/  Harry H. Hallowell
                                            -------------------------------



                                        LAURENCE GOLDMAN, as trustee

                                             /s/  Laurence Goldman
                                            -------------------------------



                                        M. EILEEN KENNEDY, as trustee

                                             /s/  M. Eileen Kennedy
                                            -------------------------------